SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            ADVATEX ASSOCIATES, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                ------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.(1). Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                            ADVATEX ASSOCIATES, INC.
                              605 WEST 48TH STREET
                            NEW YORK, NEW YORK 10036

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 2000

         NOTICE IS HEREBY GIVEN, that a Special Meeting of the Stockholders of Advatex Associates, Inc. (the "Company") will be held at 36 West 44th Street, Suite 1201, New York, New York 10036 on June 26, 2000 at 10:00 a.m. local time, for the purpose of considering and acting upon the following:

         1. The approval of an amendment to the Company's Certificate of Incorporation (i) to change the name of the Company to "Color Imaging, Inc."; and (ii) to effect a reverse stock split whereby each issued and outstanding share of Common Stock, $.01 par value per share ("Common Stock"), will be converted into .164534 of a share of Common Stock; and

         2. Any and all matters that may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on May 26, 2000, as the record date for determining the stockholders entitled to vote at the meeting, or any adjournment thereof, and only the holders of Common Stock of the Company of record at such date will be entitled to notice of and to vote at the meeting. Such stockholders may vote in person or by proxy.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors,

                                            /s/ Joseph P. Donnolo
                                            ------------------------------------
                                            Joseph P. Donnolo
                                            President

New York, New York
June 12, 2000

                            ADVATEX ASSOCIATES, INC.
                              605 WEST 48TH STREET
                            NEW YORK, NEW YORK 10036

                                 PROXY STATEMENT
                   GENERAL INFORMATION CONCERNING SOLICITATION

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Advatex Associates, Inc. (the "Company"), to be held at 36 West 44th Street, Suite 1201, New York, New York 10036 on June 26, 2000 at 10:00 a.m. local time, or any adjournments thereof. This Proxy Statement and accompanying proxy card are first being sent to the stockholders of the Company on or about June 14, 2000.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time, before the authority thereby granted is exercised, by written request addressed to the Secretary, Advatex Associates, Inc., 605 West 48th Street, New York, New York 10036, or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting, or any adjournment thereof, but if no instructions are given, such shares will be voted for (i) the approval of an amendment to the Company's Certificate of Incorporation (a) to change the name of the Company to "Color Imaging, Inc.," (b) to effect a reverse stock split whereby each issued and outstanding share of Common Stock, $.01 par value per share ("Common Stock"), will be converted into .164534 of a share of Common Stock (the "Reverse Stock Split"); and (ii) the transacting of such other business as may properly come before the meeting or any adjournment thereof.

                        RECORD DATE AND VOTING SECURITIES

         The Board of Directors has selected the close of business on May 26, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. The number of shares of Common Stock of the Company outstanding on May 26, 2000 ("Record Date") was 5,470,000. Stockholders present or represented and entitled to vote on any matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock held by them as of the record date.

                                 THE TRANSACTION

THE MERGERS

         The Company intends to acquire the business and assets of Logical Imaging Solutions, Inc. ("Logical") and Color Image, Inc. ("Color"). Logical is a corporation incorporated under the laws of the state of California and Color is a corporation incorporated under the laws of the state of Georgia. Logical Acquisition Corp., a wholly-owned subsidiary of the Company ("LAC"), will merge with and into Logical, while Color Acquisition Corp., also a wholly-owned subsidiary of the Company ("CAC"), will merge with and into Color (each merger is collectively referred to herein as the "Merger" and collectively as the "Mergers"). Each Merger shall be conducted in exchange for shares of Common Stock of the Company, with Logical and Color as the surviving corporations. Following the Mergers, both Color and Logical will be wholly-owned subsidiaries of the Company. Each Merger is contingent, among other things, on the consummation of the other Merger.

         The Mergers will be completed pursuant to the Merger Agreement and Plan of Reorganization, dated as of May 16, 2000, by and among the Company, LAC, CAC, Logical and Color (the "Merger Agreement"), pursuant to which LAC and CAC, respectively, will merge with and into Logical and Color in a tax free reorganization within the meaning of Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended. Assuming approval of the matters set forth herein, stockholders of Logical and Color will exchange their respective shares of common stock for an aggregate of 6,000,000 shares of Common Stock of the Company. In addition, approximately 147,000 warrants of Logical will be converted into 271,719 Company warrants, or such larger equivalent number as is appropriate if the Reverse Stock Split is not approved. In the event the matters set forth herein are not approved, the Mergers will still occur but (i) stockholders of Logical and Color will exchange their respective shares for an aggregate of 14,530,000 shares of Common Stock, less such number of shares of Common Stock as are reserved for issuance pursuant to the Warrant (as defined below), the G-V Shares (as defined below) and the warrants of Logical (as described above) and (ii) the Company shall use its best efforts following the Mergers to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue to the former stockholders of Logical and Color such number of additional shares of Common Stock as necessary such that all current stockholders shall own approximately 14.92189% of the outstanding voting securities of the Company on a fully diluted basis after the Mergers and after increasing the number of authorized shares of Common Stock. Joseph P. Donnolo, the Company's controlling stockholder, president and chief executive officer ("Donnolo") intends to vote in favor of the matters set forth above and owns a majority of the Common Stock.

         See "Certain Relationships and Related Transactions" below for certain obligations being undertaken by certain officers, members and affiliates of the Company in connection with the Merger.

CHANGE IN CONTROL OF THE COMPANY

         Giving effect to the Reverse Stock Split, the Company's current stockholders will own an aggregate of approximately 1,100,000 shares of Common Stock (including options for 100,000 shares to be held by or purchasable by G-V Capital Corp., a New York-based investment banking firm ("G-V") and 100,000 shares to be owned by G-V and its affiliates, or such larger equivalent number as is appropriate if the Reverse Stock Split is not approved), or approximately 14.92189% of the outstanding voting securities of the Company on a fully diluted basis.

             APPROVAL OF PROPOSALS NOT REQUIRED TO EFFECT THE MERGER

         The approval of each of the proposals contained herein is not a condition precedent to the consummation of the Mergers and the proposals contained in this Proxy Statement shall be effective immediately upon their approval. Mr. Donnolo intends to vote in favor of the matters set forth above and owns a majority of the Common Stock.

         In the event the matters set forth herein are not approved, the Mergers will still occur but (i) stockholders of Logical and Color will exchange their respective shares for an aggregate of 14,530,000 shares of Common Stock, less such number of shares of Common Stock as are reserved for issuance pursuant to the Warrant (as defined below), the G-V Shares (as defined below) and the warrants of Logical (as described above) and (ii) the Company shall use its best efforts following the Mergers to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue to the former stockholders of Logical and Color such number of additional shares of Common Stock as necessary such that all current stockholders shall own approximately 14.92189% of the outstanding voting securities of the Company on a fully diluted basis after the Mergers and after increasing the number of authorized shares of Common Stock. Mr. Donnolo intends to vote in favor of the matters set forth above and owns a majority of the Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 1, 1995 the Company canceled its month to month lease for office space in a building located in midtown Manhattan. The Company relocated its office to another building owned by Donnolo. This space has been leased on a month to month basis at a base rent of $500 per month through December 31, 1998. Lease payments have been waived effective January 1, 1999 since the Company's use of this space is minimal.

         Effective June 15, 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with G-V. Pursuant to the Consulting Agreement, G-V agreed to assist the Company in introducing potential business opportunities to the Company, including possible acquisitions of operating businesses by the Company. The Consulting Agreement expired on December 31, 1999, but, by its terms, was automatically renewed for three-month periods thereafter, and may be terminated by either party on 30 days' notice. Through the date of filing of this Schedule 14A, neither party has terminated the Consulting Agreement. As compensation for its services, G-V was to receive (although this provision was amended, see below) five percent (5%) of the fully diluted outstanding common stock of the Company, par value $.01 per share ("Common Stock") following a transaction pursuant to which the Company acquires, directly or indirectly, the assets or business operation of an operating business, whether or not introduced by G-V (a "Transaction"). G-V is also reimbursed for certain business expenses.

         In addition, at the same time as the Consulting Agreement, G-V, the Company and Donnolo, entered into a stock purchase Agreement (the "Purchase Agreement") pursuant to which Donnolo sold 546,999 shares of Common Stock (prior to the effectiveness of the Reverse Stock Split) to designees of G-V at a purchase price of $.183 per share, or $100,000 in the aggregate. If the Consulting Agreement is terminated prior to consummation of a Transaction, Donnolo is obligated to repurchase these shares from the G-V designees at the price they were sold, unless the designees shall have transferred the shares prior thereto. As part of the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or other securities without G-V's prior written consent, which consent shall not be unreasonably withheld or delayed.

         As compensation for services rendered in connection with the Mergers, the Consulting Agreement was amended to provide that the Company will issue to G-V or its designees, upon consummation of the Mergers and following the effectiveness of the Reverse Stock Split, 100,000 shares of Common Stock, or such larger equivalent number as is appropriate if the Reverse Stock Split is not approved (the "G-V Shares"). The G-V Shares shall be held in escrow by counsel for the Company for a period of 120 days following the closing of the Mergers. Upon confirmation from the Chairman of the Company that, in his sole and absolute discretion, he is satisfied with the Mergers and the post-Merger operations of the Company, the G-V Shares shall be released from escrow to G-V. If, 120 days following the closing of the Mergers, the Chairman of the Company shall indicate, in his sole and absolute discretion, dissatisfaction with the Mergers and the post-Merger operations of the Company, the G-V Shares shall be released from escrow to the Company and such shares shall be returned to the Company treasury. The Consulting Agreement was further amended to eliminate G-V's right to consent to issuances of securities.

         As compensation for services to be rendered following the Mergers, the Company will issue to G-V or its designees, upon consummation of the Mergers, a warrant, exercisable for a period of five (5) years from the date of issuance, to purchase up to 100,000 shares of Common Stock, or such larger equivalent number as is appropriate if the Reverse Stock Split is not approved, at a purchase price of $2.00 per share (to be appropriately adjusted if the Reverse Stock Split is not approved), subject to adjustment for any stock split, stock dividend or recapitalization (the "Warrant"). In exchange for the Warrant, G-V and the Company agree that for a period of one year from the date of consummation of the Mergers, G-V shall act as investment banker for the Company.

         As a condition to the Mergers, Donnolo and certain other major stockholders ("Major Stockholders") of the Company shall enter into lock-up agreements wherein each such Major Stockholder agrees until such time as the earlier of (i) the date the Mergers are abandoned or (ii) 270 days following the consummation of the Mergers, the Major Stockholders will not offer, pledge, sell, hypothecate, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any securities of the Company which are beneficially owned by them (collectively referred to as the "Securities") (the "Lock-Up"). The Lock-Up shall not apply to any private sale of any Securities, provided that the transferee of such Securities shall purchase such shares subject to the Lock-Up. The Lock-Up shall terminate at such time as any former director, officer or five percent (5%) stockholder of Logical or Color, or officer, director or five percent (5%) stockholder of the Company, following the Mergers, shall have any shares of Company Common Stock beneficially owned by him or her registered with the Securities and Exchange Commission for resale or shall otherwise be permitted to sell shares of Company Common Stock beneficially owned by him or her into the public market, whether under Rule 144, under the Securities Exchange Act of 1934, as amended, or otherwise.

         Effective upon consummation of the Mergers, each of the current directors and officers are expected to resign from their positions, to be replaced by nominees of both Logical and Color.

                             EXECUTIVE COMPENSATION

         The summary compensation table is omitted because no compensation for services in all capacities to the Company was awarded, earned by or paid to the President of the Company for the fiscal years ended December 31, 1999, 1998 or 1997, and no other executive officer of the Company received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1999, 1998 or 1997.

         No director or officer has received compensation for services rendered during 1997, 1998 or 1999. Directors do not currently receive fees or other remuneration from the Company.

                PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

         The following table sets forth certain information as of May 12, 2000, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee and executive officer of the Company and (iii) all officers and directors as a group.

                                                              AMOUNT
                                                              AND NATURE
                             NAME & ADDRESS OF                OF BENEFICIAL          PERCENTAGE
TITLE OF CLASS               BENEFICIAL OWNER                 OWNERSHIP              OF CLASS
------------------    ---------------------------         -------------------       --------------

Common Stock           Joseph P. Donnolo                     3,303,075 (1)(2)             60%
                       c/o Advatex Associates, Inc.
                       605 West 48th Street
                       New York, New York  10036

Common Stock           Frank J. Fitzsimmons                      3,900 (3)                 *
                       c/o Advatex Associates, Inc.
                       605 West 48th Street
                       New York, New York 10036

All Officers and Directors as a Group (2 Individuals)        3,306,975                    60% (4)

* Represents less than 1% of outstanding shares of the common stock of the Company.

(1) Includes 4,000 shares controlled by Mr. Donnolo and certain of his affiliates.

(2) Since May 12, 2000, Mr. Donnolo has transferred beneficial ownership of 431,675 shares of Common Stock by way of gifts to various individuals and as an adjustment to the Consulting Agreement with G-V. Mr. Donnolo retains beneficial ownership of 2,871,400 shares of Common Stock, or 52.48% of the outstanding Common Stock. Mr. Donnolo, who owns a majority of the outstanding Common Stock, intends to vote in favor of the matters set forth herein.

(3) Includes shares held in an IRA account for Mr. Fitzsimmons and shares held in an IRA account for Mr. Fitzsimmon's wife.

(4) After giving effect to footnote (2) above, all officers and directors as a group own 2,875,300 shares of Common Stock, or 52.56% of the outstanding Common Stock.


PROPOSAL 1--AMENDMENT TO THE CERTIFICATE OF INCORPORATION ("AMENDMENT") (A) TO CHANGE THE NAME OF THE COMPANY TO "COLOR IMAGING, INC.", AND (B) TO EFFECT A REVERSE STOCK SPLIT WHEREBY EACH ISSUED AND OUTSTANDING SHARE OF COMMON STOCK, $.01 PAR VALUE PER SHARE, WILL BE CONVERTED INTO .164534 OF A SHARE OF COMMON STOCK.

         Board Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxy.

DESCRIPTION

         A. CHANGE OF NAME

         Logical and Color have requested that the Company's name be changed to "Color Imaging, Inc." such that, upon the completion of the Mergers, the Company's name reflect its business as a successor to the business of Logical and Color.

         B. REVERSE STOCK SPLIT

         REASON FOR REVERSE STOCK SPLIT; DILUTION

         The Reverse Stock Split would apply to all shares of the Company's Common Stock outstanding on the date of the special meeting called for herein, and would be effective immediately. Giving effect to the consummation of the Mergers, the holders of Common Stock will collectively own approximately 14.92189% of the outstanding voting securities of the Company on a fully diluted basis (including options for 100,000 shares to be held by or purchasable by G-V and 100,000 shares to be owned by G-V and assuming, if the Reverse Stock Split is not approved, that additional shares are authorized and issued to the current stockholders of Logical and Color). Stockholders holding shares of Common Stock in an amount not divisible by .164534 will receive, in lieu thereof, one full additional share.

         The Merger Agreement contemplates, but does not require, that each share of Common Stock issued and outstanding, without any action on the part of any holder thereof, be converted into .164534 of a share of Common Stock. In the event the matters set forth herein are not approved, the Mergers will still occur but (i) stockholders of Logical and Color will exchange their respective shares for an aggregate of 14,530,000 shares of Common Stock, less such number of shares of Common Stock as are reserved for issuance pursuant to the Warrant (as defined above), the G-V Shares (as defined above) and the warrants of Logical (as described above) and (ii) the Company shall use its best efforts following the Merger to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue to the former shareholders of Logical and Color such number of additional shares of Common Stock as necessary such that all current stockholders shall own approximately 14.92189% of the outstanding voting securities of the Company on a fully diluted basis after the Mergers and after increasing the number of authorized shares of Common Stock. Mr. Donnolo intends to vote in favor of the matters set forth above and owns a majority of the Common Stock.

                         EXCHANGE OF STOCK CERTIFICATES

         Assuming the Reverse Stock Split is approved by the stockholders, stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

             FEDERAL INCOME TAX CONSEQUENCES OF REVERSE STOCK SPLIT

         The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, brokers-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of shares of Common Stock for shares of Common Stock after giving effect to the Reverse Stock Split will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

         The proposed Certificate of Amendment to the Company's Certificate of Incorporation is attached hereto as Exhibit A.

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matters to be presented at the Special Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              COST OF SOLICITATION

         Solicitation other than by mail may be made personally and by telephone by officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy card and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                             By Order of the Board of Directors,

                                             Joseph P. Donnolo
                                             President

New York, New York
June 12, 2000

                                    EXHIBIT A
                                    ---------

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                           OF ADVATEX ASSOCIATES, INC.

It is hereby certified that:

     1. The name of the corporation (the "Corporation") is Advatex Associates, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

     "ARTICLE FIRST: The name of the corporation is Color Imaging, Inc. (the "Corporation")."

     3. The certificate of incorporation of the Corporation is hereby amended by adding to Article Fourth the following:

     "ARTICLE FOURTH: Issued Shares. There shall be a change in the previously authorized and issued 5,470,000 shares of common stock, $.01 par value per share, into approximately 900,000 shares of common stock, $.01 par value per share, in the ratio of .164534 share for each share of common stock."

     4. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this ____ day of ____, 2000.


                                                    By:
                                                       -------------------------
                                                       Joseph P. Donnolo
                                                       Chief Executive Officer

                            ADVATEX ASSOCIATES, INC.

                     PROXY - SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Joseph P. Donnolo and Rohullah Lodin as Proxies, each with the power to appoint and substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value per share, of Advatex Associates, Inc. held of record by the undersigned on May 26, 2000, at the Special Meeting of Stockholders to be held on June 26, 2000, or any adjournment thereof.

         1. Authorization of an amendment to the Company's Certificate of Incorporation, as described in the accompanying Proxy Statement.

                 [   ]                    [   ]                 [   ]
                  FOR                    AGAINST               ABSTAIN

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy statement is solicited on behalf of the Board of Directors. This proxy when properly executed will be voted in the manner directed on the face hereof. If no direction is made, this proxy will be voted FOR the amendment to the Company's Certificate of Incorporation.

         Please date, sign and return the proxy card promptly in the accompanying envelope. No postage is required. If you furnish a proxy and subsequently attend the Special Meeting in person, you may vote in person.


                           --------------------------
                            Signature of Stockholder


                           ---------------------------
                            Signature of Stockholder

                              Dated:      , 2000


NOTE: PLEASE SIGN EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE FURNISH FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.